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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Syntel, Inc.'s Amended and Restated Stock Option and Incentive Plan and Amended and Restated Employee Stock Purchase Plan of our report dated February 20, 2004, with respect to the consolidated results of operations and cash flows for the year ended December 31, 2003 of Syntel, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP

Detroit, Michigan
August 21, 2006